Exhibit 99.1

BRC Inc. Reports Second Quarter 2023 Financial Results

Net Revenue Increases 39% in Q2 2023 to $91.9 million, Led by Wholesale Growth of 109%

Achieves Positive Adjusted EBITDA for the Second Quarter, Reaffirms Profitability for the Full Year

Launches Second National Grocery Customer and Two Additional Regional Grocery Chains

Refinances Credit Facility Adding Additional Liquidity

SALT LAKE CITY, Utah – August 10, 2023 – BRC Inc. (NYSE: BRCC), a rapidly growing and mission-driven premium coffee company founded to support veterans, active-duty military, first responders and serve a broad customer base by connecting consumers with great coffee and a unique brand experience, today announced financial results for the second quarter of fiscal year 2023.

“The Black Rifle Coffee Company brand has never been stronger,” said BRCC Founder and Chief Executive Officer Evan Hafer. “Maintaining an authentic connection with our customers has and always will be core to Black Rifle’s mission. This unique connection with our customers is why we are growing distribution and new customers across both our FDM and convenience store channels. Our brand is resonating across the country, in cities and small towns alike and we are gaining distribution and doors to meet our customers where they shop every day. Additionally, our aided brand awareness has jumped by almost 10 percentage points, to 28% since 2022. We still have a long way to go, but we continue to remain focused on building a lasting brand that will be around for generations”

“As we alluded to last quarter, we are pleased to announce we are shipping bagged coffee and k-cups to our second national grocery chain as well as two regional chains. We have a strong pipeline of additional retailers and expect our FDM business to continue to gain distribution and share for the next few years. In addition, as of the end of the second quarter, BRCC’s RTD coffee was available in over 82,000 doors as we are making progress on our 2023 goal of having our RTD products available in 100,000 doors.”

Second Quarter 2023 Financial Details

•	Net revenue of $91.9 million was an increase of 39% year-over-year.

•	Gross profit increased year-over-year to $32.2 million representing a 35.0% gross margin.

•	Net loss of $14.7 million

•

Adjusted EBITDA (non-GAAP) of $0.1 million, a sequential improvement from $(5.1) million in the first quarter of 2023 and a year over year improvement from $(10.5) million for the three months ending June 2022.

Year-to-Date 2023 Financial Details

•	Net revenue of $175.4 million was an increase of 33% year-over-year.

•	Gross profit increased year-over-year to $59.7 million representing a 34.0% gross margin.

•	Net loss of $32.0 million

•	Adjusted EBITDA (non-GAAP) of $(5.1) million, a year over year improvement from $(16.8) million for the six months ending June 2022.

Second Quarter 2023 Results

Second quarter 2023 revenue increased 38.5% to $91.9 million from $66.4 million in the second quarter of 2022. Wholesale revenue increased 108.6% to $50.0 million in the second quarter of 2023 from $24.0 million in the second quarter of 2022. Direct-to-Consumer (“DTC”) revenue decreased 6.4% to $34.6 million in the second quarter of 2023 from $37.0 million during the second quarter of 2022. Outpost revenue increased 35.3% to $7.4 million in the second quarter of 2023 from $5.4 million in the second quarter of 2022. The Wholesale channel performance was primarily driven by entry into FDM and growth in our RTD product. In addition, RTD product sales increased through national distributors and retail accounts from 67,000 doors to 82,000 doors in the second quarter 2023. The DTC performance was primarily due to decreased marketing spend and the decision to redirect investments to other faster growing areas of the business as we continue to experience elevated DTC customer acquisition costs. The Outpost channel performance was driven by an increase in our company-owned store count, which increased to seventeen in the second quarter of 2023 from ten company-owned outposts in the second quarter of 2022.

Gross profit increased to $32.2 million in the second quarter of 2023 from $22.6 million in the second quarter of 2022, an increase of 42.8% year to year. The increase in gross profit was driven primarily by higher sales volume. Gross margin increased 100 basis points to 35.0% from 34.0% for the second quarter of 2022. Gross margin improved primarily due to favorable product mix shift, as coffee and rounds sold into FDM customers has higher gross margin as compared to other channels.

Marketing expenses decreased 22.3% to $7.0 million in the second quarter of 2023 from $9.0 million in the second quarter of 2022. As a percentage of revenue, marketing expenses decreased 600 basis points to 7.6% in the second quarter of 2023 versus 13.6% in the second quarter of 2022. This decrease was due to reductions in lower-returning advertising platforms, partially offset by increased costs incurred in connection with the expansion of existing partnerships. In addition, marketing and advertising spend has been favorably impacted by channel mix with revenue growth primarily coming from the Wholesale channel, which requires lower marketing spend than DTC.

Salaries, wages and benefits increased 18.1% to $18.4 million in the second quarter of 2023 from $15.5 million in the second quarter of 2022. As a percentage of revenue, salaries, wages and benefits decreased 350 basis points to 20.0% in the second quarter of 2023 as compared to 23.4% for the second quarter of 2022. The increase in salaries, wages and benefits was due to an increase in employee headcount to support our significant sales growth and investment in new stores opened and existing channels as we continue to build out additional revenue streams and expand product lines, as well as, $0.4 million in severance payments related to some reductions in headcount across the company.

General and administrative (G&A) expenses increased 30.1% to $19.3 million in the second quarter of 2023 from $14.8 million in the second quarter of 2022. As a percentage of revenue, G&A decreased 140 basis points to 21.0% in the second quarter of 2023 compared to 22.3% in the second quarter of 2022. The increase was primarily due to continued legal fees related to non-routine legal matters arising from the Business Combination in 2022.

Net loss for the second quarter of 2023 was $14.7 million and Adjusted EBITDA was $0.1 million. This compares to net loss of $45.1 million and Adjusted EBITDA of $(10.5) million in the second quarter of 2022.

Refinancing of Credit Facility

After the end of the quarter, BRCC refinanced the Company’s credit facility to provide expanded liquidity to continue to support the growth of the business. The facility consists of an ABL Credit Agreement and a Term Loan Credit Agreement, which collectively provide aggregate borrowing capacity of up to $125 million through 2028. These facilities have allowed us to repay most of our existing indebtedness and will provide us with additional liquidity and a long term capital structure. A detailed summary, as well as the full text of the ABL Credit Agreement and Term Loan Credit Agreement are filed as Exhibits 10.1 and 10.2 to our Current Report on Form 8-K filed concurrently with this release, and the foregoing summary is qualified in all respects by the full text of such documents.

Financial Outlook

BRC Inc. provides annual guidance based on current market conditions and expectations for revenue, gross margin and Adjusted EBITDA, which is a non-GAAP financial measure. We expect 2023 results to be within the previously issued guidance range but at the lower end of the range across all three metrics, representing low to mid 30% revenue growth, continued improvement in Gross Margin and Adjusted EBITDA profitability. We expect to see sequential improvements in Gross Margins and Adjusted EBITDA in both Q3 and Q4. While the impact of new FDM distribution will be minimal on 2023 results due to timing and reset cadence, we expect these launches and additional planned launches to continue to propel strong growth and improving profitability throughout 2024.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss), because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

A conference call to discuss the Company’s second quarter results is scheduled for August 10, 2023, at 4:30 p.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relations page of the Company’s website at ir.blackriflecoffee.com. For those unable to participate in the conference call, a replay will be available after the conclusion of the call through August 17, 2023. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13740009.

About BRC Inc.

Black Rifle Coffee Company (BRCC) is a veteran-founded coffee company serving premium coffee to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting veterans, active-duty military, first responders and the American way of life.

To learn more about BRCC, visit www.blackriflecoffee.com, follow BRCC on social media, or subscribe to Coffee or Die Magazine’s daily newsletter at https://coffeeordie.com/presscheck-signup.

Forward-Looking Statements

This press release contains forward-looking statements about BRC Inc. and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statement’s regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s financial condition, liquidity, prospects, growth, strategies, future market conditions, developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Factors that may cause such forward-looking statements to differ from actual results include, but are not limited to: competition and our ability to grow and manage growth sustainably and retain our key employees; failure to achieve profitability; negative publicity affecting our brand and reputation, or the reputation of key employees, which may adversely affect our operating results; failure by us to maintain our message as a supportive member of the veteran and military communities and any other factors which may negatively affect the perception of our brand; our limited operating history, which may make it difficult to successfully execute our strategic initiatives and accurately evaluate future risks and challenges; failed marketing campaigns, which may cause us to incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks related to the use of social media platforms, including dependence on third-party platforms; failure to provide high-quality customer experience to retail partners and end users, including as a result of production defaults, or issues, including due to failures by one or more of our co-manufacturers, affecting the quality of our products, which may adversely affect our brand; decrease in success of the direct to consumer revenue channel; loss of one or more co-manufacturers, or delays, quality, or other production issues, including labor-related production issues at any of our co-manufacturers; failure to effectively manage or distribute our products through our wholesale business partners; failure by third parties involved in the supply chain of coffee, store supplies or merchandise to produce or deliver products, including as a result of ongoing supply chain disruptions, or our failure to effectively manage such third parties; changes in the market for high-quality coffee beans and other commodities; fluctuations in costs and availability of real estate, labor, raw materials, equipment, transportation or shipping; loss of confidential data from customers and employees, which may subject us to litigation, liability or reputational damage; failure to successfully compete with other producers and retailers of coffee; failure to successfully open new Black Rifle Coffee Outposts, including failure to timely proceed through permitting and other development processes, or the failure of any new or existing Outposts to generate sufficient sales; failure to properly manage our rapid growth and relationships with various business partners; failure to protect against software or hardware vulnerabilities; failure to build brand recognition using our intellectual properties or otherwise; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes; failure to adequately maintain food safety or quality and comply with food safety regulations; failure to successfully integrate into new domestic and international markets; risks related to leasing space subject to long-term non-cancelable leases and with respect to real property; failure of our franchise partners to successfully manage their franchises; failure to raise additional capital to develop the business; risks related to supply chain disruptions; risks related to unionization of employees; failure to comply with federal state and local laws and regulations; inability to maintain the listing of our Class A Common Stock on the New York Stock Exchange; and other risks and uncertainties indicated in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2023 including those set forth under “Item 1A. Risk Factors” included therein, as well as in our other filings with the SEC. Such forward-looking statements are based on information available as of the date of this press release and the Company’s current beliefs and expectations concerning future developments and their effects on the Company. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not place undue reliance on these forward-looking statements as predications of future events. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this press release, the Company cannot guarantee that the future results, growth, performance or events or circumstances reflected in these forward-looking statements will be achieved or occur at all. These forward-looking statement speak only as of the date of this press release. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact

Tanner Doss: IR@BlackRifleCoffee.com

ICR for BRCC: BlackrifleIR@icrinc.com

BRC Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue, net	$91,947	$66,365	$175,437	$132,201
Cost of goods sold	59,741	43,809	115,720	86,432

Gross profit	32,206	22,556	59,717	45,769
Operating expenses
Marketing and advertising	7,013	9,026	14,157	17,177
Salaries, wages and benefits	18,356	15,539	38,180	31,557
General and administrative	19,296	14,831	37,054	29,718
Impairment on assets held for sale	1,202	—	1,202	—

Total operating expenses	45,867	39,396	90,593	78,452

Operating loss	(13,661)	(16,840)	(30,876)	(32,683)
Non-operating income (expense)
Interest expense, net	(791)	(176)	(1,114)	(666)
Other income (expense), net	(156)	(56)	117	293
Change in fair value of earn-out liability	—	(38,553)	—	(209,651)
Change in fair value of warrant liability	—	5,435	—	(56,675)
Change in fair value of derivative liability	—	5,172	—	(2,335)

Total non-operating expenses	(947)	(28,178)	(997)	(269,034)

Loss before income taxes	(14,608)	(45,018)	(31,873)	(301,717)
Income tax expense	57	67	113	195

Net loss	$(14,665)	$(45,085)	$(31,986)	$(301,912)

Less: Net loss attributable to non-controlling interest	(10,437)	(34,330)	(22,958)	(228,236)

Net loss attributable to BRC Inc.	$(4,228)	$(10,755)	$(9,028)	$(73,676)

Net loss per share attributable to Class A Common Stock(1)
Basic and diluted	$(0.07)	$(0.22)	$(0.15)	$(1.49)
Weighted-average shares of Class A common stock outstanding(1)
Basic and diluted	58,741,717	49,771,104	58,607,290	47,789,909

(1)

For the six months ended June 30, 2022, net loss per share of Class A Common Stock and weighted-average shares of Class A Common Stock outstanding is representative of the period from February 9, 2022 through June 30, 2022, the period following the Business Combination. Shares of Class B Common Stock do not participate in the earnings or losses of the Company and are therefore not participating securities. As such, separate presentation of basic and diluted loss per share of Class B Common Stock under the two-class method has not been presented.

BRC Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value amounts)

	June 30,	December 31,
	2023	2022
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$19,782	$38,990
Accounts receivable, net	24,395	22,337
Inventories, net	109,720	77,183
Prepaid expenses and other current assets	8,848	6,783
Assets held for sale	4,043	—

Total current assets	166,788	145,293
Property, plant and equipment, net	63,533	59,451
Operating lease, right-of-use asset	33,969	20,050
Identifiable intangibles, net	397	225
Other	298	315

Total assets	264,985	225,334

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	37,497	12,429
Accrued liabilities	31,617	36,660
Deferred revenue and gift card liability	10,075	9,505
Current maturities of long-term debt, net	2,083	2,143
Current operating lease liability	1,964	1,360
Current maturities of finance lease obligations	95	95
Current liabilities related to assets held for sale	2,151	—

Total current liabilities	85,482	62,192

Non-current liabilities:
Long-term debt, net	75,795	47,017
Finance lease obligations, net of current maturities	171	221
Operating lease liability	33,631	19,466
Other non-current liabilities	602	502

Total non-current liabilities	110,199	67,206

Total liabilities	195,681	129,398

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.0001 par value, 2,500,000,000 shares authorized; 60,750,253 shares issued and outstanding as of June 30, 2023	5	5
Class B common stock, $0.0001 par value, 300,000,000 shares authorized; 151,044,097 shares issued and outstanding as of June 30, 2023	16	16
Class C common stock, $0.0001 par value, 1,500,000 shares authorized; no shares issued or outstanding as of June 30, 2023	—	—
Additional paid in capital	134,953	129,508
Accumulated deficit	(112,761)	(103,733)

Total BRC Inc.’s stockholders’ equity	22,213	25,796
Non-controlling interests	47,091	70,140

Total stockholders’ equity	69,304	95,936

Total liabilities and stockholders’ equity	$264,985	$225,334

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net loss	$(31,986)	$(301,912)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,352	2,015
Equity-based compensation	5,049	3,238
Non-employee equity-based compensation	—	739
Amortization of debt issuance costs	52	261
Loss on sale of assets	128	—
Impairment on assets held for sale	1,202	—
Change in fair value of earn-out liability	—	209,651
Change in fair value of warrant liability	—	56,675
Change in fair value of derivative liability	—	2,335
Changes in operating assets and liabilities:
Accounts receivable, net	(2,058)	(6,243)
Inventories, net	(32,537)	(5,711)
Prepaid expenses and other assets	(2,248)	(4,635)
Accounts payable	22,112	(8,922)
Accrued liabilities	(5,043)	(3,105)
Deferred revenue and gift card liability	570	676
Operating lease liability	850	257
Other liabilities	100	145

Net cash used in operating activities	(40,457)	(54,536)
Investing activities
Purchases of property, plant and equipment	(10,009)	(9,400)
Proceeds from sale of equipment	186	—

Net cash used in investing activities	(9,823)	(9,400)
Financing activities
Proceeds from issuance of long-term debt, net of cash paid for debt issuance costs of $34 as of June 30, 2023 and $— as of June 30, 2022	199,000	7,597
Repayment of long-term debt	(167,783)	(23,617)
Financing lease obligations	(50)	13
Repayment of promissory note	(400)	—
Redemption of common units	305	—
Distribution and redemption of Series A preferred equity	—	(127,853)
Proceeds from Business Combination, including PIPE investment	—	337,957
Payment of Business Combination costs	—	(31,638)
Redemption of Class A and Class B units	—	(20,145)
Redemption of incentive units	—	(3,627)

Net cash provided by financing activities	31,072	138,687

Net increase (decrease) in cash and cash equivalents	(19,208)	74,751
Beginning cash and cash equivalents	38,990	18,334

Ending cash and cash equivalents	$19,782	$93,085

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(in thousands, unaudited)

	Six Months Ended June 30,
	2023	2022
Non-cash operating activities
Recognition of right-of-use operating lease assets	$13,919	$10,392
Non-cash investing and financing activities
Accrued capital expenditures	2,956	23
Series A preferred exchange for PIPE shares	—	26,203
Series A preferred equity amortization	—	5,390
Supplemental cash flow information
Cash paid for income taxes	422	233

Cash paid for interest	$1,324	$531

KEY OPERATING AND FINANCIAL METRICS

(unaudited)

Revenue by Sales Channel

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Wholesale	$50,010	$23,971	$90,007	$45,926
Direct to Consumer	34,586	36,962	71,366	75,294
Outpost	7,351	5,432	14,064	10,981

Total net sales	$91,947	$66,365	$175,437	$132,201

Key Operational Metrics

	Six Months Ended June 30,
	2023	2022
Wholesale Doors	8,770	3,730
RTD Doors	82,410	66,770
DTC Subscribers	239,500	287,800
Outposts
Company-owned stores	17	10
Franchise stores	14	10

Total Outposts	31	20

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States (“GAAP”) and certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP or as a substitute for a measure of liquidity. Our definitions of EBITDA and Adjusted EBITDA described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies. We define EBITDA as net income (loss) before interest, state income taxes, depreciation and amortization expense. We also present EBITDA excluding non-cash fair value adjustments relating to the remeasurement of earn-out and derivative liabilities upon vesting events and the remeasurement of a warrant liability upon redemption of warrants. We define Adjusted EBITDA as EBITDA excluding non-cash fair value adjustments, as adjusted for equity-based compensation, system implementation costs, transaction expenses, executive recruiting, severance, relocation and sign-on bonus, write-off of site development costs, strategic initiative related costs, non-routine legal expenses, RTD start-up production issue, impairment for assets held for sale, contract termination costs, and restructuring advisory fees and other costs. Investors should note that, beginning with results for the quarter ended December 31, 2022, we have modified the presentation of Adjusted EBITDA to no longer exclude Outpost pre-opening expenses, and beginning with the results for the quarter ended June 30, 2023, we have modified the presentation of Adjusted EBITDA to no longer exclude (i) expenses associated with certain legal expenses we have determined are no longer non-routine and (ii) cash expenses associated with RTD start-up and production issues. To conform to the current period’s presentation, we have excluded Outpost pre-opening expenses, the aforementioned legal expenses, and cash expenses associated with RTD start-up and production issues when presenting Adjusted EBITDA for the three and six months ended June 30, 2023 and the three and six months ended June 30, 2022. This change decreased Adjusted EBITDA for the three and six months ended June 30, 2022 by $0.1 million and $0.2 million, respectively. When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based payments and other amounts not directly attributable to our primary operations, such as the impact of system implementation, acquisitions, disposals, executive searches, executive severance, non-routine investigations, litigation and settlements. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

A reconciliation of net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

Reconciliation of Net Loss to Adjusted EBITDA

(amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(14,665)	$(45,085)	$(31,986)	$(301,912)
Interest expense	791	176	1,114	666
Tax expense	57	67	113	195
Depreciation and amortization	1,633	1,027	3,352	2,015

EBITDA	$(12,184)	$(43,815)	$(27,407)	$(299,036)

Non-cash fair value adjustments
Change in fair value of earn-out liability expense(1)	—	38,553	—	209,651
Change in fair value of warrant liability expense(2)	—	(5,435)	—	56,675
Change in fair value of derivative liability(3)	—	(5,172)	—	2,335

EBITDA, excluding non-cash fair value adjustments	$(12,184)	$(15,869)	$(27,407)	$(30,375)
Equity-based compensation(4)	2,543	1,363	5,049	3,977
System implementation costs(5)	1,171	276	1,862	528
Transaction expenses(6)	—	37	—	1,020
Executive recruiting, relocation and sign-on bonus(7)	758	1,338	1,067	1,657
Write-off of site development costs(8)	277	—	1,062	—
Strategic initiative related costs(9)	282	1,709	1,505	5,259
Non-routine legal expense(10)	3,240	458	4,246	458
RTD start-up and production issues(11)	595	—	2,394	—
Impairment for assets held for sale(12)	1,202	—	1,202	—
Contract termination costs(13)	188	—	730	—
Restructuring fees and related costs(14)	2,075	210	3,209	697

Adjusted EBITDA	$147	$(10,478)	$(5,081)	$(16,779)

(1)

Represents the non-cash expense recognized to remeasure the earn-out liability to fair value upon vesting events. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.

(2)

Represents non-cash expense recognized to remeasure the warrant liability to fair value upon redemption. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.

(3)

Represents non-cash expense recognized to remeasure the derivative liability to fair value upon the vesting event. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.

(4)	Represents the non-cash expense related to our equity-based compensation arrangements for employees, directors, consultants and wholesale channel partner.

(5)	Represents non-capitalizable costs associated with the implementation of our enterprise-wide resource planning (ERP) system.

(6)	Represents expenses related to becoming a public company such as public company readiness, consulting and other fees that are not related to core operations.

(7)	Represents nonrecurring payments made for executive recruitment, relocation, and sign-on bonuses.

(8)	Represents the write-off of development costs for abandoned retail locations.

(9)	Represents nonrecurring third-party consulting costs related to the planning and execution of our growth and productivity strategic initiatives.

(10)

Represents legal costs and fees incurred in connection with certain non-routine legal disputes consisting of certain claims relating to deSPAC warrants and a commercial dispute with a former consultant resulting from the Company in-housing certain activities.

(11)	Represents nonrecurring, non-cash costs and expense incurred as a result of our RTD start-up and production issue.

(12)	Represents the adjustment recorded to recognize assets held for sale at their estimate net realizable value less estimated cost to sell.

(13)	Represents nonrecurring costs incurred for early termination of software and service contracts.

(14)	Represents restructuring advisory fees, severance, and other related costs (previously included in footnote (7) and footnote (9).